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                                                               EXHIBIT 6(a)


                                FILING #0001734855 PG 03 OF OS VOL B-00133
                                 FILED 07/11/1997 11:32 AM      PAGE 03683
                                                    SECRETARY OF THE STATE
                                        CONNECTICUT SECRETARY OF THE STATE


                    FIRST AMENDMENT TO AMENDED AND RESTATED
                 CERTIFICATE OF INCORPORATION BY ACTIONS OF THE
                  BOARD OF DIRECTORS AND THE SOLE SHAREHOLDER


1. The name of the Corporation is ITT Hartford Life and Annuity Insurance Company (the "Company").

2. The Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") is further amended by the following resolution:

        RESOLVED, that the Certificate of Incorporation be further amended by deleting Section 1 in its entirety and replacing it with the following, such amendment to become effective at January 1, 1998. All other sections of the Certificate of Incorporation shall remain unchanged and continue in full force and effect:

        Section 1. Effective January 1, 1998, the name of the Company is HARTFORD LIFE AND ANNUITY INSURANCE COMPANY.

3. The above resolution was adopted by each of the Company's Board of Directors and its sole shareholder. The number of shares of the Company's common capital stock entitled to vote thereon was 3,000 and the vote required for adoption was 2,000 shares. The vote favoring adoption was 3,000 shares, which was the greatest vote required to pass the resolution.

Dated at Simsbury, Connecticut this 30 day of June, 1997.

We hereby declare, under penalty of false statement, that the statements made in the foregoing Certificate are true.


                                    HARTFORD LIFE AND ANNUITY
                                    INSURANCE COMPANY

                                    /s/ Thomas M. Marra
                                    -----------------------------------------
                                    Thomas M. Marra, Executive Vice President


                                    /s/ Lynda Godkin
                                    -----------------------------------------
                                    Lynda Godkin, Senior Vice President,
                                    General Counsel and Corporate Secretary

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FILING #0001681641 PG 04 OF 05 VOL B-00105
FILED 12/31/1996 10:00 AM PAGE 00897
SECRETARY OF STATE
CONNECTICUT SECRETARY OF THE STATE


                               CERTIFICATE AMENDING
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
        BY ACTIONS OF THE BOARD OF DIRECTORS AND THE SOLE SHAREHOLDER


1.  The name of the Corporation is ITT HARTFORD LIFE AND ANNUITY INSURANCE
    COMPANY.

2. The Amended and Restated Certificate of Incorporation is amended by the following resolution of each of the Board of Directors and the Sole
    Shareholder:

         RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company, as supplemented and amended to date, is hereby amended by striking out Section 9 in its entirety and adding the following Sections 9 and 10. All other sections of the Amended and Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect.

         "Section 9.    The Board of Directors may, at any time, appoint
                        from among its own members such committees as it may deem necessary for the proper conduct of the business of the Company. The Board of Directors shall be unrestricted as to the powers it may confer upon such committees."

         "Section 10.   So much of the charter of said corporation, as
                        amended, as is inconsistent herewith is repealed, provided that such repeal shall not invalidate or otherwise affect any action taken pursuant to the charter of the corporation, in accordance with its terms, prior to the effective date of such repeal."

3. The above resolutions were passed by the Board of Directors and the Sole Shareholder of the Corporation. The number of shares of the Corporation's common capital stock entitled to vote thereon was 3,000 and the vote required for adoption was 2,000 shares. The vote favoring adoption was 3,000 shares, which was the greatest vote required to pass the resolution.

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                                          2


Dated at Simsbury, Connecticut this 30th day of December, 1996.

We hereby declare, under penalty of false statement, that the statements made in the foregoing Certificate are true.


                                       ITT HARTFORD LIFE AND ANNUITY
                                       INSURANCE COMPANY


                                       /s/Thomas M. Marra
                                       ------------------------------------
                                       Thomas M. Marra, Executive Vice
                                        President and Director - Individual
                                        Life and Annuity Division


                                       /s/Lynda Godkin
                                       ------------------------------------
                                       Lynda Godkin, General Counsel and
                                         Corporate Secretary

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                        CERTIFICATE AMENDING AND RESTATING
                        THE CERTIFICATE OF INCORPORATION BY
               ACTION OF THE BOARD OF DIRECTORS AND SHAREHOLDERS


The name of the Corporation is ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY.

2. The Certificate of Incorporation is amended and restated by the following resolution of the Board of Directors and Shareholder of the Corporation.

    RESOLVED, that the Certificate of Incorporation of the Corporation, as supplemented and amended to date, is further amended and restated to read as follows:

    Section 1. The name of the Corporation is ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY.

    Section 2. The address of the Registered Office of the Corporation is Hartford Plaza, Hartford, Connecticut 06104-2999.

    Section 3. The Corporation is a body politic and corporate and shall have all the powers granted by the general statutes, as now enacted or hereinafter amended, to corporations formed under the Stock Corporation Act.

    Section 4. The Corporation shall have the purposes and powers to write any and all forms of insurance which any other corporation now or hereafter chartered in Connecticut and empowered to do an insurance business may now or hereafter lawfully do; to accept and to cede reinsurance; to issue policies and contracts for any kind or combination of kinds of insurance; to issue policies or contracts either with or without participation in profits; to acquire and hold any or all of the shares or other securities of any insurance corporation or any other kind of corporation; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation is authorized to exercise the powers herein granted in any state, territory or jurisdiction of the United States or in any foreign country.

    Section 5. The Corporation shall obtain a license from the insurance commissioner prior to the commencement of business and shall be subject to all general statutes applicable to insurance companies.

    Section 6. The aggregate number of shares which the corporation shall have authority to issue is 3,000 shares consisting of one class only, designated as Common Shares, of the par value of $1,250.

    Section 7. No shareholder shall, because of his ownership of shares, have a preemptive or other right to purchase, subscribe for, or take any part of any shares or any

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                                       2


                  part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of this corporation issued, optioned, or sold by it after its incorporation.

    Section 8. The minimum amount of stated capital with which the corporation shall commence business is One Thousand Dollars ($1,000.00).

    Section 9. So much of the charter of said corporation is amended, as is inconsistent herewith is repealed, provided such repeal shall not invalidate or otherwise affect any action taken pursuant to the charter of the corporation, in accordance with its terms, prior to the effective date of such repeal.

3. The above resolution was passed by the Board of Directors and the Shareholder of the Corporation. The number of shares entitled to vote thereon was 3,000 and the vote required for adoption was 2,000 shares.
    The vote favoring adoption was 3,000 which was the greatest vote needed to pass the resolution.



Dated at Simsbury, Connecticut this 30th day of  April, 1996.

We hereby declare, under the penalties of false statement, that the statements made in the foregoing Certificate are true.

                                       ITT HARTFORD LIFE AND
                                       ANNUITY INSURANCE COMPANY


                                        /s/ Lowndes A. Smith
                                        ---------------------------------
                                        Lowndes A. Smith, President





                                        /s/ Lynda Godkin
                                        ----------------------------------
                                        Lynda Godkin, General Counsel
                                        and Corporate Secretary